EXHIBIT 99.2
For further information contact
Terry Trovato, 1-800-451-1294
FOR IMMEDIATE RELEASE
     Callon Petroleum Company Announces Fourth Quarter,
     Full-Year 2005 Reporting Date and Conference Call
     Natchez, MS (March 7, 2006)—Callon Petroleum Company (NYSE: CPE) today announced its fourth quarter and full-year 2005 results of operations will be released on Tuesday afternoon, March 14, 2006. A conference call discussing the results and current operational activity is scheduled for 10:00 a.m. Central Standard Time Wednesday, March 15, 2006.
     The conference call may be accessed live over the internet through the Presentations Section of the company’s website at www.callon.com, and will be archived there for subsequent review.
     In addition, a telephone recording of the conference call will be available from noon March 15 until noon March 16 Central Standard Time, and may be accessed by dialing 1-800-633-8284 and entering Reservation Number 21285355.
     Callon Petroleum Company has been engaged in the exploration, development, acquisition and production of oil and gas in the Gulf Coast region since 1950. Callon’s properties and operations are geographically concentrated in the offshore waters of the Gulf of Mexico.
     This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The opinions, forecasts, projections or other statements, other than statements of historical fact, are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Certain risks and uncertainties inherent in our businesses are set forth in our filings with the SEC. These risks and uncertainties include general economic conditions; the volatility of oil and natural gas prices; the uncertainty of estimates of oil and natural gas reserves; the availability and cost of seismic, drilling and other equipment; operating hazards inherent in the exploration for and production of oil and natural gas; difficulties encountered during the exploration for and production of oil and natural gas; weather conditions; and other factors listed in the reports filed by us with the SEC. For additional information with respect to these and other factors, see our reports filed with the SEC. Our forward-looking statements speak only as of the date made, and we have no obligation to update these forward-looking statements.

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